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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): December 8, 2000


                             CARRIZO OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)

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
         TEXAS                                        000-22915                                  76-0415919
(State or other jurisdiction of                      (Commission                                  (I.R.S. Employer
incorporation)                                      File Number)                               Identification No.)
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                              14701 ST. MARY'S LANE
                                    SUITE 800
                              HOUSTON, TEXAS 77079
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (281) 496-1352




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ITEM 5.   OTHER EVENTS.

                  Settlement of Litigation. The Company, as one of three plaintiffs, filed a lawsuit against BNP Petroleum Corporation ("BNP"), Seiskin Interests, LTD, Pagenergy Company, LLC and Gap Marketing Company, LLC, as defendants, in the 229th Judicial District Court of Duval County, Texas, for fraud and breach of contract in connection with an agreement between plaintiffs and defendants whereby the defendants were obligated to drill a test well in an area known as the Slick Prospect in Duval County, Texas. The allegations of the Company in this litigation were that BNP gave the Company inaccurate and incomplete information on which the Company relied in making its decision not to participate in the test well and the prospect, resulting in the loss of the Company's interest in the lease, the test well and four subsequent wells drilled in the prospect. The Company has sought to enforce its approximate 23.68% interest in the prospect and sought damages or rescission, as well as costs and attorneys' fees. The case was originally filed in Duval County, Texas on February 25, 2000.

                  In mid March, 2000, the defendants filed an original answer and certain counterclaims against plaintiffs, seeking unspecified damages for slander of title, tortious interference with business relations, and exemplary damages. The case proceeded to trial before the Court (without a jury) on June 19, 2000 after the plaintiffs' were found by the court to have failed to comply with procedural requirements regarding the request for a jury. After several days of trial the case was recessed and later resumed on September 5, 2000. The court at that time denied the plaintiffs' motion for mistrial based on the court's denial of a jury trial. The court also ordered that the defendants' counterclaims would be the subject of a separate trial that is to commence on December 11, 2000. The parties proceeded to try issues related to the plaintiffs' claims on September 5, 2000. All parties rested on the plaintiffs' claims on September 13, 2000. The court took the matter under advisement and has not yet announced a ruling. Defendants filed a second amended answer and counterclaim and certain supplemental responses to request for disclosure in which they stated that they were seeking damages in the amount of $33.5 million by virtue of an alleged lost sale of the subject properties, $17 million in alleged lost profits from other prospective contracts, and unspecified incidental and consequential damages from the alleged wrongful suspension of funds under their gas sales contract with the gas purchaser on the properties, alleged damage to relationships with trade creditors and financial institutions, including the inability to leverage the Slick Prospect, and attorneys' fees at prevailing hourly rates in Duval County, Texas incurred in defending against plaintiffs' claims and for 40% of any aggregate recovery in prosecuting their counterclaims. In subsequent testimony, the defendants have verbally alleged $26 million of damages by virtue of the alleged lost sale of the properties (as opposed to the $33.5 million previously sought), $7.5 million of damages by virtue of loss of a lease development opportunity and $100 million of damages by virtue of the loss of a business opportunity related to BNP's alleged inability to participate in a 3-D seismic project.

                  A dispositive motion for summary judgment on all of BNP's counterclaims for monetary damages was filed by the plaintiffs and was originally set for a hearing on November 29, 2000. The court cancelled the hearing and stated that it would announce its ruling when the case proceeded to trial on the counterclaims on December 11, 2000.




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                  The Company had also alleged that BNP Petroleum Corporation,
Seiskin Interests, LTD and Pagenergy Company, LLC breached a contract with the plaintiffs by obtaining oil and gas leases within an area restricted by that contract. This breach of contract allegation is the subject of an additional lawsuit by plaintiffs in the 165th District Court in Harris County, Texas. The defendants took the position that the claim must be tried in the Duval County case. The Duval County court has taken that question under advisement and might rule that the claim should be included in the December 11, 2000 trial. The Company was seeking damages as a result of defendants' actions as well as costs and attorneys' fees.

                  On December 8, 2000 the Company entered into a Compromise and Settlement Agreement ("Settlement Agreement") with the defendants with regard to the above described litigation. Under the terms of the Settlement Agreement, the Company and the defendants agreed to enter into an Agreed Order of Dismissal with Prejudice of the litigation and, among other things, agreed as follows:

                  1. Should a co-plaintiff to the Duval County litigation secure a final judgment (without regard to appeals, new trials or other such actions) in the trial court in Duval County that results in such plaintiff being entitled to recover a five percent or greater undivided interest in the Slick Prospect, BNP will pay to Carrizo, at BNP's option, either $500,000 or an amount equal to the judgment rendered in favor of such plaintiff.

                  2. Should the defendants secure a final judgment (without regard to appeals, new trials or other such actions) in the trial court in Duval County against a co-plaintiff, the Company will be obligated to pay BNP an amount equal to five percent of any percentage of the total judgment apportioned to the Company in the case, such payment being limited however to no more than five percent of 47.2 percent of the total judgment entered in the case.

                  3. In the event the defendants and such co-plaintiff reach a full and final settlement prior to the entry of a written final judgment in the trial court in Duval County (including but not limited to any type of agreed judgment or any agreement that such co-plaintiff will not be ultimately liable to BNP for the full amount of any judgment rendered in favor of the defendants), the obligations described in (1) and (2) above will be null and void. Also, in the event BNP and such co-plaintiff both only obtain take nothing judgments in the case, such obligations will be null and void.

                  4. Both the Company and the defendants released each other from any and all claims, demands, actions or causes of action relating to or arising out of the litigation.

                  Statements in this document, including but not limited to those relating to the above-described litigation, its outcome, effects and timing, and the Settlement Agreement, and any other statements that are not historical facts are forward-looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors



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that could cause actual results to differ materially from those in the forward-looking statements include the outcome and timing of the litigation, rulings by the court, timing, actions by other parties in the litigation and other factors described in the Company's most recent Form 10-Q and other filings with Securities and Exchange Commission.




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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CARRIZO OIL & GAS, INC.



                                             By: /s/ FRANK A. WOJTEK
                                                 -------------------------------
                                                 Name:  Frank A. Wojtek
                                                 Title: Vice President and Chief
                                                        Financial Officer



Date:  December 11, 2000




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